================================================================================

                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                  FORM 8-K/A

              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                        SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of Earliest Event Reported) November 28, 2000

                        -------------------------------

                              HOST MARRIOTT, L.P.
            (Exact Name of Registrant as Specified in its Charter)

                                   Delaware
                (State or Other Jurisdiction of Incorporation)

       0-25087                                        52-2095412
(Commission File Number)                (I.R.S. Employer Identification Number)

                 10400 Fernwood Road, Bethesda, Maryland 20817
              (Address of Principal Executive Offices) (Zip Code)

                        -------------------------------

      Registrant's Telephone Number, Including Area Code (310) 380-9000
        (Former Name or Former Address, if changed since last report.)

================================================================================

                                   Form 8-K

ITEM 2. ACQUISITIONS OR DISPOSITIONS OF ASSETS

Host Marriott, L.P. ("Host LP"), whose general partner and majority limited partner is Host Marriott Corporation ("Host REIT"), has agreed to purchase certain subsidiaries of Crestline Capital Corporation ("Crestline") that hold the leasehold interests with respect to 117 hotel properties owned by Host LP. Host LP will purchase these entities, whose primary assets are the leasehold interests, for approximately $205 million. Host LP also agreed to execute a standard management agreement with Crestline allowing them to operate the Plaza San Antonio hotel.

Host LP is amending its 8-K filed November 28, 2000 to include as an exhibit the Acquisition and Exchange Agreement by and among Host Marriott LP and Crestline Capital.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

    (c) Exhibits

        99.1 - Acquisition and Exchange Agreement dated November 13, 2000 by and among Host Marriott, L.P. and Crestline Capital Corporation


                                  SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto authorized.

                                        Host Marriott, LP

                                        By: its general partner


                                        HOST MARRIOTT CORPORATION


                                        By: /s/ Donald D. Olinger
                                        --------------------------
                                        Donald D. Olinger
                                        Senior Vice President and
                                        Corporate Controller

Date: December 14, 2000


                                       2